EXHIBIT 4.16



                       WARRANT AGREEMENT

          This WARRANT AGREEMENT (this "Agreement") is made as of April 27, 2001, by and between Golder, Thoma, Cressey, Rauner Fund IV, L.P., a Delaware limited partnership (the "Lender" or "GTCR"), and U.S. Aggregates, Inc., a Delaware corporation (the "Company"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in Section 4A hereof.

          WHEREAS, the Company and the Lender have entered into a Junior Subordinated Loan Agreement, dated as of the date hereof
(as the same shall be modified, amended and supplemented from time to time, the "Loan Agreement");

          WHEREAS, pursuant to the Loan Agreement, the Lender will make a loan to the Company on the date hereof in an aggregate principal amount of $2,000,000 (the "Loan");

          WHEREAS, as an inducement and partial consideration to the Lender to enter into the Loan Agreement and to make the Loan, the Company has agreed to issue to the Lender on the date hereof a warrant (the "Common Warrant") representing the right to purchase the Common Warrant Shares from the Company, pursuant to the terms and conditions of this Agreement and in the form of Exhibit A attached hereto; and

          WHEREAS, the Company has authorized the issuance of the Common Warrant to the Lender pursuant to the terms and conditions of this Agreement and the Common Warrant.

          NOW,  THEREFORE, in consideration of the  premises  and
other   good   and  valuable  consideration,  the   receipt   and
sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.     Issuance of Common Warrant; Closing.

          1A. Closing. The issuance of the Common Warrant to the Lender (the "Closing") shall take place simultaneously with the closing of the Loan pursuant to the Loan Agreement. The date of the Closing is hereinafter referred to as the "Closing Date."

          1B. Issuance of the Common Warrant. At the Closing, the Company shall issue to the Lender the Common Warrant representing the right to purchase the Common Warrant Shares. The Common Warrant shall be exercisable immediately upon issuance thereof, and the Lender may exercise all or any portion of the Common Warrant at any time and from time to time thereafter in accordance with such Common Warrant.

     SECTION  2.      Representations  and  Warranties   of   the
Company.   As of the Closing, the Company represents and warrants
to the Lender as follows:

          2A.   Good Standing.  The Company is a corporation duly
formed, validly existing and in good standing under the laws of the State of Delaware.

          2B. Authority Relative to this Agreement. The Company has all requisite corporate power and authority to enter into and perform this Agreement and to issue and deliver the Common
Warrant to the Lender. The execution, delivery and performance by the Company of this Agreement, including the issuance and delivery of the Common Warrant to the Lender, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms (except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights).

          2C. No Conflict or Violation. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the issuance and delivery of the Common Warrant to the Lender does not and will not conflict with or result in a violation of (i) the certificate of incorporation of the Company or (ii) any agreement, instrument, law, rule, regulation, order, writ, judgment or decree to which the Company is a party or is subject, except for such conflicts and violations which will not, individually or in the aggregate, have a material adverse effect on the business, operations, assets or condition (financial or otherwise) or business of the Company and will not deprive the Lender of any material benefit under this Agreement.

          2D. Validity of Issuance. The Common Warrant to be issued to the Lender pursuant to this Agreement and the Warrant Shares issued upon exercise of the Common Warrant will, when issued, be duly and validly issued, fully paid and non-assessable, and free and clear of all liens, claims and encumbrances.

     SECTION 3.     Investment Representations; Legends.

          3A. Investment Representations. The Lender hereby represents and warrants to the Company that the Lender is acquiring the Common Warrant, and to the extent any such Common Warrant has been exercised, the Warrant Shares, for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. The Lender agrees and acknowledges that it will not, directly or indirectly, offer, transfer or sell the Common Warrant or any Warrant Shares, or solicit any offers to purchase or acquire the Common Warrant or any Warrant Shares, unless the transfer or sale is (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act") and has been registered under any applicable state securities or "blue sky" laws or (ii) pursuant to an exemption from registration under the Securities Act and all applicable state securities or "blue sky" laws.

          3B. Additional Investment Representations. The Lender hereby represents and warrants to the Company that (i) it has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment hereunder, (ii) it is able to incur a complete loss of such investment, (iii) it is able to bear the economic risk of such investment for an indefinite period of time and (iv) it is an "accredited investor" as that term is defined in Regulation D under the Securities Act.

          3C.   Legend. The Lender hereby acknowledges  that  the
Company will stamp or otherwise imprint the Common Warrant with a legend in substantially the following form:

          THIS  WARRANT  AND ANY SECURITIES  OBTAINABLE
          UPON  ITS  EXERCISE HAVE NOT BEEN  REGISTERED
          UNDER  THE SECURITIES ACT OF 1933, AS AMENDED
          (THE   "SECURITIES  ACT"),  OR  ANY   STATE'S
          SECURITIES  LAWS AND MAY NOT BE  TRANSFERRED,
          SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT
          TO   AN  EFFECTIVE  REGISTRATION  UNDER   THE
          SECURITIES  ACT OR PURSUANT TO  AN  EXEMPTION
          THEREFROM.

          In connection with the transfer of the Common Warrant or any Warrant Shares (other than a transfer pursuant to a public offering registered under the Securities Act, pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or any similar rules then in effect) or to an affiliate of the Lender), the Lender shall deliver, upon the reasonable request of the Company, an opinion of counsel, which counsel shall be knowledgeable in securities laws and which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer may be effected without registration under the Securities Act. Upon receipt of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend no longer applies to the Common Warrant and/or any particular Warrant Shares, the Company shall promptly issue a replacement Common Warrant and/or replacement certificate evidencing such Warrant Shares (as applicable), which does not contain such legend.

          In addition, the Lender hereby acknowledges that, so long as any particular Warrant Shares remain Stockholder Shares (as defined in the Stockholders Agreement), the Company will stamp or otherwise imprint the Common Warrant and/or certificate evidencing such Warrant Shares with a legend in substantially the following form:

     THIS WARRANT AND ANY SECURITIES OBTAINABLE UPON ITS EXERCISE ARE SUBJECT TO CERTAIN RESTRICTIONS PURSUANT TO A STOCKHOLDERS AGREEMENT, DATED AS OF JANUARY 24, 1994 (AS AMENDED AND MODIFIED FROM TIME TO TIME), AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

          Upon any Warrant Shares ceasing to be Stockholder Shares (as defined in the Stockholders Agreement) in accordance with the terms of the Stockholders Agreement, the Company shall promptly remove the legend set forth immediately above from the Common Warrant and/or certificate evidencing such Warrant Shares.

     SECTION 4.     Miscellaneous

     4A.   Definitions.  For the purposes of this Agreement,  the
following terms shall have the following meanings:

           "Common Share" means the Company's Common Stock, par value $0.01 per share.

          "Common Warrant Shares" means 435,469 of Common Shares obtained or obtainable upon exercise of the Common Warrant, as such amount of Common Shares shall be adjusted from time to time in accordance with Section 2 of the Common Warrant.

          "Stockholders    Agreement"    means    that    certain
Stockholders Agreement, dated as of January 24, 1994 (as amended or modified from time to time), among the Company and certain of its stockholders.

          "Warrant Shares" means the Common Warrant Shares then outstanding.

          4B. Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (i) when delivered, if delivered personally, sent by registered or certified mail, return receipt requested and postage prepaid, or sent via nationally recognized overnight courier or via facsimile with confirmation of receipt and (ii) when received if delivered otherwise, to the party to whom it is directed:

     If to the Company:

     U.S. Aggregates, Inc.
     400 South El Camino Real
     Suite 500
     San Mateo, California  94402
     Attention:  Chief Financial Officer

     If to the Lender:

     Golder, Thoma, Cressey, Rauner Fund IV, L.P.
     6100 Sears Tower
     Chicago, Illinois 60606-6402
     Attention:  David A. Donnini

or to such other address as any party hereto shall have provided in a written notice to the others.

          4C. Assignment. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any rights or obligations hereunder shall be assigned by the Company without the prior written consent of the Lender.

          4D. Amendment. This Agreement may be amended only by a written instrument signed by the Company and the holders of a majority of the Warrant Shares.

          4E. Waiver. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions herein. Any agreement on the part of a party hereto to any such extension or waiver shall only be valid as to such party if set forth in an instrument in writing signed by such party.

          4F. Severability. In the event that any one or more of the provisions hereof, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired; it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          4G. Governing Law. All questions concerning the con-struction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          4H. Counterparts. This Agreement may be executed in two or more counterparts (including by means of facsimile), each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

          4I.    Descriptive  Headings.   The  headings  in  this
Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

          4J. Survival of Representations and Warranties. All representations and warranties made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Lender or on its behalf.

          4K. Purchase Price for Common Warrant. The Company and the Lender hereby agree that for purposes of Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended (or any successor statute), the aggregate original purchase price of the Common Warrant is an amount to be mutually determined by the Company and the Lender by December 31, 2001.

          4L. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, the Loan Agreement and the Common Warrant embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.


                   *       *        *       *


          IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be signed by its duly authorized officers as of the date first written above.


                              U.S. AGGREGATES, INC.

                              By: /s/ James A. Harris
                              ___________________________________

                              Its: Chief Executive Officer
                              ___________________________________


                              GOLDER, THOMA, CRESSEY, RAUNER FUND
                              IV, L.P.

                              By:  GTCR IV, L.P.

                              Its: General Partner

                              By:  Golder, Thoma, Cressey,
                                   Rauner, Inc.
                              Its: General Partner

                              By: David A. Donnini
                              ___________________________________
                              Its: Principal

                                                        Exhibit A

     THIS WARRANT AND ANY SECURITIES OBTAINABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE'S SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION THEREFROM.

     THIS WARRANT AND ANY SECURITIES OBTAINABLE UPON ITS EXERCISE ARE SUBJECT TO CERTAIN RESTRICTIONS PURSUANT TO A STOCKHOLDERS AGREEMENT, DATED AS OF JANUARY 24, 1994 (AS AMENDED AND MODIFIED FROM TIME TO TIME), AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

                     U.S. AGGREGATES, INC.

                     STOCK PURCHASE WARRANT

Date of Issuance:  April 27, 2001          Certificate No. CW-___


          FOR VALUE RECEIVED, U.S. Aggregates, Inc., a Delaware corporation (the "Company"), hereby grants to Golder, Thoma,
Cressey, Rauner, Fund IV, L.P. ("GTCR"), or its registered assigns (the "Registered Holder") the right to purchase from the Company, at any time or from time to time during the Exercise Period (as defined in Section 1A below), up to 435,469 shares (as such amount of shares shall be adjusted from time to time in accordance with Section 2 hereof) of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at a per share purchase price equal to the "Exercise Price" (as defined in
Section 5 below). This Warrant is issued pursuant to the terms of that certain Warrant Agreement, dated as of April 27, 2001 (as amended and modified from time to time), between the Company and GTCR (the "Warrant Agreement") and is one of the "Warrants" described therein. Certain capitalized terms used herein and not otherwise defined are defined in Section 5 hereof. Any capitalized terms used in this Warrant but not defined herein shall have the meaning ascribed to such term in the Warrant Agreement. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price to be paid for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

          For income tax purposes, the value of this Warrant on the date hereof is its aggregate original purchase price set forth in the Warrant Agreement.

          This Warrant is subject to the following provisions:

          Section 1.  Exercise of Warrant.

          1A. Exercise Period. The Registered Holder may exercise, in whole or part, the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance hereof and prior to the tenth anniversary thereof (the "Exercise Period").

          1B.  Exercise Procedure.

           (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

               (a) a completed Exercise Agreement, as described in Section 1C below, executed by the Person exercising all or any portion of the purchase rights represented by this Warrant (the "Purchaser");

               (b)  this Warrant; and

               (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in
     Section 7 hereof.

           (ii) Certificates evidencing the Warrant Shares purchased upon exercise of all or any portion of this Warrant shall be delivered by the Company to the Purchaser within five business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

         (iii) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Shares at the Exercise Time.

          (iv) The issuance of certificates evidencing Warrant Shares upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares. Each Warrant Share issuable upon exercise of this Warrant shall be duly authorized, validly issued, fully paid and non-assessable and free from all liens and charges with respect to the issuance thereof.

           (v) The Company shall not close its books against the transfer of this Warrant or of any Warrant Share issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

          (vi) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

         (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company (whether by merger, sale of stock or otherwise), the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or the sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

        (viii) The Company shall at all times reserve and keep available out of its authorized capital equity the amount of shares of its Common Stock issuable upon the exercise of this Warrant solely for the purpose of issuance upon the exercise of this Warrant. The Company shall take all such actions as may be necessary to assure that all such Warrant Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which the Warrant Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of its Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of this Warrant.

          1C.        Exercise Agreement.   Upon any  exercise  of
this Warrant, a completed Exercise Agreement substantially in the form of Exhibit I attached hereto, executed by the Person exercising all or any portion of the purchase rights represented by this Warrant, shall be delivered to the Company; provided that if the Warrant Shares are to be issued to a Person other than the Person whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates evidencing the Warrant Shares are to be issued; provided further, if the number of Warrant Shares to be issued does not include all the Warrant Shares obtainable hereunder, the Exercise Agreement shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

          Section 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price and the number of Warrant Shares obtainable upon exercise of this Warrant shall each be subject to adjustment from time to time as provided in this
Section 2.

                     2A.   Adjustment of Number  of  Shares  upon
     Issuance of Common Stock. If and whenever on or after the Date of Issuance of this Warrant, the Company issues or sells, or in accordance with Section 2B is deemed to have issued or sold, any shares of Common Stock, for a consideration per share less than the Fair Market Value of a share of the Common Stock determined immediately prior to such issuance or sale, then immediately upon such issuance or sale the number of shares of Warrant Stock acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the number of shares of Warrant Stock acquirable upon exercise of this Warrant immediately prior to such issuance or sale by a fraction, the numerator of which will be the product derived by multiplying the Fair Market Value of the Common Stock, determined immediately prior to the date of such issuance, times the number of shares of Common Stock Deemed Outstanding immediately after such issuance or sale, and the denominator of which will be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale multiplied by the Fair Market Value of the Common Stock determined immediately prior to the date of such issuance or sale, plus (2) the consideration, if any, received by the Company upon such issuance or sale.

          2B.        Effect  of Certain Events.  For purposes  of
determining under Section 2A the adjusted number of shares of Warrant Stock acquirable upon exercise of this Warrant, the fol-lowing shall be applicable:

                (a) Issuance of Rights or Options. If the Company in any manner issues, grants or sells (or otherwise becomes subject to) any Options (including Options to acquire Convertible Securities) and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Fair Market Value of the Common Stock determined as of such time, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options.

                (b)  Issuance of Convertible Securities.  If  the
     Company in any manner grants, issues or sells (or otherwise becomes subject to) any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Fair Market Value of the Common Stock determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (A) the total amount received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

                (c) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change (by their terms or by amendment, waiver or otherwise) at any time, the number of shares of Warrant Stock acquirable upon exercise of this Warrant shall be adjusted immediately, subject to the proviso of the following sentence, to the number of shares that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this paragraph 2B, if the terms of any Option or Convertible Security which was outstanding as of the Date of Issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no change shall at any time cause the number of shares of Warrant Stock acquirable upon exercise of this Warrant to decrease.

                (d) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the number of shares of Warrant Stock acquirable hereunder shall be adjusted to the number of shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in a reduction in the number of shares of Warrant Stock acquirable upon exercise of this Warrant then in effect, such decrease shall not be effective until 30 days after written notice thereof has been given by the Company to all holders of the Warrants. For purposes of this paragraph 2B, the expiration or termination of any Option or Convertible Security which was outstanding as of the Date of Issuance of this Warrant shall not cause the number of shares of Warrant Stock acquirable upon exercise of this Warrant hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security subsequent to the Date of Issuance of this Warrant caused it to be deemed to have been issued after the Date of Issuance of this Warrant.

                (e)   Calculation of Consideration Received.   If
     any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount of cash received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the
     Company shall be the Fair Market Value thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities shall be determined jointly by the Company and the Majority Warrant Holders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Majority Warrant Holders. The determination of such appraiser shall be final and binding on the Company and the holders of Underlying Common Stock and the fees and expenses of such appraiser shall be paid by the Company.

                (f) Integrated Transactions. In case any Option or Convertible Security is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options or Convertible Securities by the parties thereto, such Options or
     Convertible Securities, as applicable, will be deemed to have been issued without consideration.

                (g) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issuance or sale of Common Stock for all purposes of this Warrant.

               (h) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          2C.        Subdivision or Combination of Stock.  If the
Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock, then the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock, then the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately decreased.

          2D.             Reorganization,       Reclassification,
Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a way that the holders of its outstanding shares of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for such Common Stock, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Registered Holder of this Warrant) to insure that the Registered Holder of this Warrant shall thereafter have the right to obtain and receive, in lieu of or in addition to (as the case may be) the Warrant Shares immediately theretofore obtainable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable upon exercise of this Warrant had this Warrant been exercised immediately prior to the Organic Change taking place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holder of this Warrant) with respect to the Registered Holder's rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 hereof shall thereafter be applicable to this Warrant (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company and in which the value of the Warrant Shares as reflected by the terms of such transaction is less than the Exercise Price in effect immediately prior to such transaction, an immediate adjustment of the Exercise Price and a corresponding immediate adjustment in the number of Warrant Shares obtainable and receivable upon exercise of this Warrant). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holder of this Warrant), the obligation to deliver to the Registered Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          2E.        Certain Events.  If any event occurs of  the
type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, then the Company's board of directors shall make an appropriate adjustment in the Exercise Price and an appropriate adjustment in the number of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of the holders of this Warrant; provided that no such adjustment shall increase the Exercise Price or decrease the number of Warrant Shares obtainable as otherwise determined pursuant to this Section 2.

          2F.       Notices.

          (i) Immediately upon any adjustment of the Exercise Price or the number of shares of Warrant Stock acquirable upon exercise of this Warrant, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (ii) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of the Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation. The Company shall also give written notice to the Registered Holder at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

          Section 3. Liquidating Dividends. If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall pay to the Registered Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to the Registered Holder on the Warrant Shares had this Warrant been fully exercised immediately prior to the date on which the record was taken for such Liquidating Dividend or, if no record was taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

          Section  4.   Purchase Rights.   If  at  any  time  the
Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of its shares of Common Stock (the "Purchase Rights"), then the Registered Holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of Warrant Shares obtainable upon complete exercise of this Warrant immediately before the date on which the record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of its shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          Section 5. Definitions. The following terms have meanings set forth below:

          "Common Stock" means the Company's Common Stock, par value $0.01 per share.

           "Common Stock Deemed Outstanding" means, at any given time, (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock deemed to be outstanding pursuant to Section 2B hereof, regardless of whether the Options, Convertible Securities or other securities are actually exercisable at such time, in each case, without duplication (as adjusted for any subsequent stock splits, stock dividends, combinations of shares and similar recapitalizations).

           "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

           "Date  of Issuance" means the Closing Date, regardless
of   the  number  of  times  new  certificates  representing  the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

          "Exercise Price" means $0.01 per share, which is deemed paid upon the issuance of this Warrant by virtue of the making of the Loan on the date hereof.

           "Fair Market Value" means as to any security (other than the Warrants) the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed or quoted or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed or quoted, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Fair Market Value" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time either (x) such security is not listed or quoted on any domestic securities exchange or the domestic over-the-counter market or (y) less than 20% of such outstanding securities is held by the public free of transfer restrictions under the Securities Act of 1933, as amended, the "Fair Market Value" shall be the fair value thereof determined jointly by the Company and the Majority Warrant Holders; provided that if such holders and the Company are unable to agree within 10 days of delivery of the notice by the Company in connection with the event giving rise to the determination of Fair Market Value (or, if earlier, within 3 days of delivery of a notice by the Company to the holders of Underlying Common Stock or delivery of a notice by the Majority Warrant Holders to the Company, in either case requesting designation of an independent arbitrator), then by a nationally recognized investment banking firm selected by the Company and the Majority Warrant Holders. The fees and expenses of such investment banking firm shall be paid by the Company. Any determination of Fair Market Value of the Common Stock will be made without giving effect to any discount for any lack of liquidity attributable to a lack of a public market for such security, any block discount or discount attributable to the size of any Person's holdings of such security, any fees paid or payable to any stockholder of the Company or Affiliate thereof, any minority interest or any voting rights thereof or lack thereof. The "Fair Market Value" of a Warrant means the Fair Market Value of the shares of Warrant Stock obtainable upon exercise thereof.

           "Majority Warrant Holders" at any time means the holders of a majority of the Underlying Common Stock in existence at such time.

          "Options" means any rights or options to subscribe for or purchase shares of Common Stock and/or Convertible Securities.

          "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

          "Stockholders    Agreement"    means    that    certain
Stockholders Agreement, dated as of January 24, 1994 (as amended or modified from time to time), among the Company, GTCR and certain other stockholders of the Company.

          "Underlying Common Stock" means the Common Stock issued or issuable upon exercise of or with respect to the Warrants, and any shares of stock issued or issuable with respect to such securities by way of stock dividend or stock split or in connection with a combination of stock, recapitalization, merger, consolidation or other reorganization or otherwise pursuant to the Warrants or other sale or exchange of all or substantially all of the stock of the Company. Any Person who holds Warrants shall be deemed to be the holder of the Underlying Common Stock obtainable upon exercise of the Warrants in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the exercise of the Warrants. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

          "Warrant  Share"  means  any  share  of  Common   Stock
obtained or obtainable upon the exercise of this Warrant; provided that if there is a change such that the securities issuable upon exercise of this Warrant are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term "Warrant Share" shall mean one share of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "Warrant  Shares"  means,  collectively,  each  Warrant
Share obtained or obtainable upon the exercise of this Warrant.

          Section 6. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of the Registered Holder for any further payment in respect of the Warrant Shares or as a stockholder of the Company.

          Section 7. Warrant Transferable. Subject to the transfer conditions referred to in the legend imprinted hereon and in the Stockholders Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II attached hereto) at the principal office of the Company.

          Section 8. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the
Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each such new
Warrant  shall  represent  such portion  of  such  rights  as  is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein collectively as the "Warrant."

          Section 9. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant and/or any certificate evidencing Warrant Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor, its own agreement shall be satisfactory) or, in the case of any such mutilation, upon surrender of this Warrant and/or such certificate (as applicable), the Company shall (at its expense) execute and deliver, in lieu of this Warrant and/or such certificate, a new Warrant and/or certificate of like kind representing the same rights represented by, and dated the date of, such lost, stolen, destroyed or mutilated Warrant and/or certificate (as applicable).

          Section 10. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered (i) to the Company at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

          Section 11. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the holder(s) of a majority of the purchase rights represented by this Warrant.

          Section  12.   Descriptive Headings.   The  descriptive
headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

          Section 13. Governing Law. This Warrant shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                      *     *     *     *

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and dated as of the Date of Issuance.


                              U.S. AGGREGATES, INC.

                              By:
                              ___________________________________

                              Its:
                               __________________________________

                                                        EXHIBIT I

                       EXERCISE AGREEMENT


To:  U.S. Aggregates, Inc.         Dated:

          The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. CW-___), hereby elects to purchase _________ shares of Common Stock obtainable under such Warrant, the purchase price of $0.01 per share having previously been paid.



                                Signature:
                                     ____________________________

                                Name:
                                     ____________________________

                                On behalf of:
                                     ____________________________

                                Its:
                                     ____________________________

                                Address:

                                                       EXHIBIT II

                           ASSIGNMENT


          FOR  VALUE  RECEIVED, _________________________________
hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. CW-___ ) with respect to the number of Warrant Shares set forth below and covered thereby, unto:

Names of Assignee   Address    Class of Shares      No. of Shares





Dated:                          Signature _______________________

                                          _______________________

                                Witness   _______________________